UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 26, 2007

Capella Education Company

(Exact name of Registrant as specified in its charter)

Minnesota	001-33140	41-1717955

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 South 6th Street, 9th Floor
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(888) 227-3552

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          On March 1, 2007, Capella University (the “University”), a wholly owned subsidiary of Capella Education Company (the “Company”), announced a new leadership structure and commencement of a nationwide search for a new University President. Michael Offerman will resign as University President and Senior Vice President of the Company effective upon the hiring of a new University President, at which time Dr. Offerman will assume the titles of Vice Chairman-External University Initiatives of the Company and President Emeritus of the University. Also in connection with the University’s new leadership structure, Paul Schroeder, previously Senior Vice President of the University and the Company, has assumed a new role. Effective February 26, 2007, Mr. Schroeder assumed the newly created position of Senior Vice President—Operations and Business Transformation for the Company.

Item 7.01.	Regulation FD Disclosure.
          On March 1, 2007, the University issued a press release announcing its new leadership structure, including additional detail regarding the matters discussed under Item 5.02 above. Attached as Exhibit 99 and incorporated herein by reference is a copy of such press release.
          The information in this Item 7.01, including the press release incorporated by reference herein, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed a determination or an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.
          The following Exhibit is furnished herewith:
99	Press Release dated March 1, 2007.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPELLA EDUCATION COMPANY
Date: March 1, 2007	By	/s/ Gregory W. Thom
Gregory W. Thom
Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

99	Press Release dated March 1, 2007.	Filed Electronically